Exhibit 10.1

AMENDED ASSET PURCHASE AGREEMENT

THIS AMENDED ASSET PURCHASE AGREEMENT (hereinafter referred to as the “Agreement”), made and entered into as of November ___, 2013 (hereinafter referred to as the “Agreement Date”), by and between Universal Entertainment SAS, Ltd., a corporation formed under the laws of the Country of Colombia (the "Seller"), Game Touch, LLC and Claudia Cifuentes Robles (collectively, the “Selling Shareholders”), and Universal Entertainment SAS, Inc., a Florida corporation (the “Purchaser") (collectively, the “Parties”).

WHEREAS, Seller and Purchaser previously entered into an Asset Purchase Agreement dated September 19, 2013 (the “Original Agreement”), under which the Purchaser agreed to acquire certain furniture, fixtures and equipment from the Seller in consideration for 17,450,535 shares of common stock of Goldland Holdings Co., the sole shareholder of the Purchaser, and engage in other transactions;

WHEREAS, the Parties desire to amend the Original Agreement, and have executed this Agreement to amend and restate the Original Agreement;

WHEREAS, Seller and Purchaser are executing this Agreement to document the amended terms under which Purchaser has agreed to acquire certain assets of Seller.

NOW, THEREFORE, for and in consideration of the covenants and agreements hereinafter set forth and the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereby covenant and agree as follows:

ARTICLE I. TERMS OF TRANSACTION

Section 1.01

Sale of Assets.  Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, convey and assign to Purchaser, and Purchaser hereby agrees to acquire from the Seller, the following assets (collectively, the “Assets”):

(a)

The furniture, fixtures and equipment listed on Exhibit A, and computer software installed thereon;

(b)

All express or implied warranties relating to the Assets, including any express warranties, warranties of merchantability, warranties of fitness for a particular purpose, title warranties, or the like (the “Warranty Rights”);

(c)

All documents relating to the Assets or the Warranty Rights, including without limitation any contracts, bids, proposals, invoices, contracts, warranties, correspondence, notices, software licenses or agreements, plans, specifications, designs, notes, memoranda, customer information, or correspondence.

Section 1.02

Purchase Price.  As full consideration for the purchase and sale of the Assets, Purchaser shall pay the Seller $3,490,107 (the “Purchase Price”) by the issuance to the Seller of 17,450,535 shares (the “Shares”) of the common stock, par value $0.0001 per share, of Goldland Holdings Co., a Delaware corporation (“Goldland”), after giving effect to the Reverse Split (as hereinafter defined), which Shares shall have an agreed value of $0.20 per share. The purchase and sale of the Assets and the issuance of the Shares to the Seller shall take place on the Closing Date, as hereinafter defined.  At Closing, the Purchaser is hereby directed to issue the Shares to the Selling Shareholders in the following amounts: 14,588,647 Shares to Game Touch, LLC, and 2,861,888 Shares to Claudia Cifuentes Robles.

Section 1.03

No Assumption of Liabilities of Seller.  Purchaser shall not assume, or be responsible for paying, any debts, liabilities or obligations of Seller. Seller and Selling Shareholders covenant and agree that Seller’s total liabilities are less than the fair market value of its remaining assets after distribution of the Purchase Price to the Selling Shareholders pursuant to Section 1.02 herein, and that the Seller will promptly satisfy in full all such remaining liabilities of the Seller.  Seller and Selling Shareholders hereby indemnify and hold Purchaser harmless against any liabilities of Seller, as well as any attorneys’ fees incurred by Purchaser as a result of any such liability of Seller.  The Purchaser waives compliance by the Seller with the provisions of any applicable bulk transfer laws of any jurisdiction as they may pertain to this Agreement.

Section 1.04

Closing. The consummation of the purchase and sale provided for in this Agreement (the “Closing”) will take place at the offices of Investment Law Group of Davis Gillett Mottern & Sims, LLC, 1230 Peachtree Street, N.E., Suite 2445, Atlanta, Georgia 30309, commencing at 10:00 a.m. (local time) on the date that is five (5) business days following the satisfaction of all conditions listed in Article V, unless Purchaser and Seller otherwise agree.

Section 1.05

Brokers. The Seller represents to Purchaser that the Seller has not engaged any broker or agent in regard to the sale of the Seller or the Assets. The Seller hereby agrees to indemnify Purchaser and hold Purchaser harmless against all liability, loss, cost, damage and expense (including, without limitation, attorneys’ fees and cost of litigation) Purchaser shall ever suffer or incur because of any claim by any broker or agent claiming by, through or under Seller, whether or not meritorious, for any fee, commission or other compensation with respect hereto or to the sale and purchase of the Seller or the Assets. Purchaser represents to the Seller that it has not engaged any broker or agent in regard hereto or to the sale and purchase of the Seller or the Assets, and Purchaser hereby agrees to indemnify the Seller and hold the Seller harmless against all liability, loss, cost, damage and expense (including, without limitation, attorneys’ fees and cost of litigation) the Seller shall ever suffer or incur because of any claim by any broker or agent claiming by, through or under Purchaser, whether or not meritorious, for any fee, commission or other compensation with respect hereto or to the sale and purchase of the Seller or the Assets.

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

As an inducement to and to obtain the reliance of the Purchaser, the Seller and the Selling Shareholders represent, warrant and covenant to the Purchaser as follows:

Section 2.01

Organization, Standing and Power. The Seller is a corporation, validly existing and in good standing under the laws of the country of Colombia and has all requisite power and authority to own, lease, operate and carry on the Seller’s business as it is now being conducted.  The Seller is not required to be licensed, qualified or authorized as a foreign company in any jurisdiction, except where the failure to so qualify would not have a Material Adverse Effect. “Material Adverse Effect” shall mean any effect on the then business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or business prospects of the Seller that is materially adverse to the Seller.

Section 2.02

Authority. This Agreement has been duly authorized by all necessary action of the Seller. This Agreement has been validly executed and delivered by each of the Seller and is enforceable against it. The execution, delivery, and performance by the Seller of this Agreement does and will not (1) conflict with, or result in a breach or violation of or default, (or give rise to any right of termination, cancellation or acceleration), under the Articles of Incorporation or bylaws of the Seller, or conflict with, or result in a breach or violation of, or default under (or give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, indenture, lease, license, permit, agreement, Encumbrance, or any other instrument or obligation to which the Seller may be a party, or by which the Seller may be bound; or (2) violate any law or order applicable to the Seller.  No consent or approval by any governmental authority is required in connection with the execution, delivery, and performance of this Agreement by the Seller.

Section 2.03

Compliance with Law. The Seller possesses all rights, privileges, memberships, licenses, franchises, and leases which are material to the ownership and operation of the Assets or the conduct of the business of the Seller in all places where such business is now being conducted. To the knowledge and belief of the Seller, the conduct by the Seller of its business does not violate any laws currently in effect.

Section 2.04

Absence of Material Adverse Change. Since June 30, 2013, neither the Seller nor the Lessee has (i) suffered any Material Adverse Effect, or (ii) suffered any damage, destruction or loss to any of their assets or properties (whether or not covered by insurance).

Section 2.05

Absence of Liabilities; Solvency. As of the date hereof, the Seller has no obligations or liabilities of any nature, whether absolute, accrued, fixed, contingent or otherwise, whether due or to become due with respect to or in connection with the business.  After distribution of the Purchase Price to the Selling Shareholders pursuant to Section 1.02 herein, the Seller shall have sufficient assets to satisfy all of its liabilities in the ordinary course of business.

Section 2.06

Warranty Rights.  The Seller has delivered to Purchaser a correct and complete copy of each document evidencing the Warranty Rights. With respect to each such Warranty Right:

(a)

the Warranty Right is enforceable;

(b)

to the knowledge of the Seller the Warranty Right will continue to be enforceable on identical terms following the assignment of the Warranty Right to the Purchaser hereunder;

(c)

the Seller (and to the knowledge of the Seller, any counter-party) is not in breach of such Warranty Right, and to the knowledge of the Seller, no event has occurred that, with notice or lapse of time, would constitute a breach under the Warranty Right ;

(d)

to the knowledge of the Seller, no party to the Warranty Right has repudiated any provision of the Warranty Right.

Section 2.07

Tax Matters. The Seller has filed all tax returns required to be filed and all taxes shown by such returns or to the knowledge of Seller claimed by any taxing authority to be due and payable have been paid or accrued by the Seller as the case may be. All tax returns and reports filed by the Seller are true, correct and complete. All taxes that the Seller is or was required to withhold, deduct or collect have been duly withheld, deducted and collected, and to the extent required, have been paid to the governmental authority. No examination of the tax returns of the Seller has been made by any taxing authority. There are no agreements, waivers or other arrangements providing for extensions of time with respect to the assessment or collection of any unpaid tax against the Seller nor are there any orders now pending against the Seller in respect of any unpaid tax, or any matters under discussion with any governmental authority relating to any amount of unpaid taxes.

Section 2.08

The Assets. The Seller has good and marketable title to the Assets free and clear of all encumbrances of any nature whatsoever.  All machinery and equipment included in the Assets is in good operation and repair.

Section 2.09

Legal Proceedings, etc. To the knowledge of the Seller and Selling Shareholders, there is no order, or any legal, equitable, administrative, arbitration or other proceeding or governmental investigation pending or threatened with respect to the Assets, which, alone or in the aggregate, might result in money damages payable by the Seller or which might result in a Material Adverse Effect or an injunction against the Seller.  The Seller is not a party to any agreement or instrument, or subject to any charter or other restrictions or any judgment, law, order, writ injunction, decree, rule, regulation, code or ordinance which might reasonably be expected to result in a Material Adverse Effect.

Section 2.10

Questionable Payments. The Seller has not violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of monies or other assets; made any false or fictitious entries on the books or records of the Seller; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or any material favor or gift which is not deductible for tax purposes.

Section 2.11

Investment Representations of Purchaser.  With respect to the Shares to be issued to the Seller hereunder, the Seller hereby represents and warrants to the Purchaser and Goldland:

(a)

The Seller is acquiring the Shares for the Seller’s own account and not with a view toward the gifting, distribution or resale thereof, and the Seller agrees that the Seller will not sell or offer to sell any portion of the Shares, or negotiate in respect thereof with any person or persons whomsoever, so as thereby to bring the transaction in which the Seller acquired the Shares or any other offering of interests in the Company within the provisions of Section 5 of the Securities Act of 1933, as amended, or the registration requirement of any other federal or state securities statute.

4

(b)

The Seller further represents and warrants to the Purchaser and Goldland that (i) the Seller has reviewed the reports filed by Goldland with the Securities and Exchange Commission, which are available free of charge at www.sec.gov, and has been presented with and has acted upon the opportunity to ask questions of and receive answers from the Purchaser and Goldland relating to the business and financial condition of Goldland and to obtain any additional information necessary to verify the accuracy of the information made available to the Seller; (ii) the Seller and the Seller's separate legal counsel have had the opportunity to fully negotiate the terms and conditions of this Agreement; (iii) the Seller understands and acknowledges that the Shares the Seller is acquiring hereby are a speculative security and involves a high degree of risk and that no federal or state agency has made any finding or determination as to the fairness for public or private investment in, nor any recommendations or endorsement of, such Shares as an investment; (iv) the Seller has such knowledge and experience in business and financial matters that the Seller is capable of evaluating the merits and risks of an investment in the Shares; (v) the Seller's financial situation is such that the Seller can afford the risks of an investment in the Shares; and (vi) the Seller also represents that it and its beneficial owners have (i) adequate means of providing for his, her or its current needs and possible personal contingencies, and (ii) has no need for liquidity in the Shares.

(c)

The Seller has its principal office within the Country of Colombia, and Claudia Cifuentes is a resident of the above country.

(d)

The Seller has become aware of the offering of the Shares otherwise than by means of general advertising or general solicitation.

(e)

The Seller understands and agrees that Goldland prohibits the investment of funds by any persons or entities that are acting, directly or indirectly, (i) in contravention of any U.S. or international laws and regulations, including anti-money laundering regulations or conventions, (ii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control1 (“OFAC”), as such list may be amended from time to time, (iii) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure2 unless Goldland, after being specifically notified by the undersigned in writing that it is such a person, conducts further due diligence, and determines that such investment shall be permitted, or (iv) for a foreign shell bank3 (such persons or entities in (i) – (iv) are collectively referred to as “Prohibited Persons”). The Seller represents and warrants that neither it nor its beneficial owners is a Prohibited Person.

(f)

The representations, warranties and covenants set forth in this Agreement shall survive the execution and delivery of this Agreement.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants to the Seller as follows:

Section 3.01

Organization, Standing and Power. The Purchaser is a limited liability company validly existing and in good standing under the laws of the state of Delaware.

Section 3.02

Authority. This Agreement has been duly authorized by all necessary action of the Purchaser. This Agreement has been validly executed and delivered by the Purchaser. The execution, delivery, and performance of this Agreement, and all related instruments and agreements by the Purchaser does not and will not (1) conflict with or result in any breach or violation of or default (or give rise to any right of termination, cancellation or acceleration) under, the respective Certificate of Incorporation or Bylaws of the Purchaser, or default under (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, indenture, lease, license, permit, agreement or other instrument or obligation to which the Purchaser may be a party or by which the Purchaser may be bound; or (2) violate any law or order applicable to the Purchaser. No consent or approval by any governmental authority is required in connection with the execution, delivery and performance of this Agreement by the Purchaser.

ARTICLE IV. COVENANTS AND ADDITIONAL AGREEMENTS

Section 4.01

Preservation of Business; Access to Documents. From and after the Agreement Date and until the Closing Date, the Seller covenants and agrees that it shall:

(a)

use its best efforts to preserve the Seller’s business organization, goodwill, and business relationships intact and to retain the services of its key employees;

(b)

provided the same does not violate any statute, order, decree, rule, regulation, or contract or disrupt the orderly conduct of the Seller’s business existence, give the Purchaser and its authorized agents full access, during normal business hours, upon reasonable notice, to examine all of its assets, properties, books, records, agreements, and commitments and furnish such agents during such period with all such information concerning its affairs as the other may reasonably request in order to verify the accuracy and completeness of the Seller’s representations and warranties herein; provided. however that each Party and its authorized agents shall hold in confidence all information thus acquired or learned concerning the parties and, if the transactions contemplated by this Agreement are not consummated, all copies of such documents shall immediately thereafter be returned to the appropriate parties;

(c)

use their best efforts to obtain all consents, approvals, and agreements required to carry out the transactions contemplated in this Agreement and to satisfy, or cause to be satisfied, the conditions specified herein; and

(d)

maintain in full force and effect insurance policies providing coverages and amounts of coverage as now provided.

Section 4.02

Business in Ordinary Course. From the Agreement Date to the Closing Date, neither the Seller nor the Purchaser shall do any of the following except as expressly contemplated by this Agreement or except with the prior written consent of the other Party, which consent shall not unreasonably be withheld or delayed:

(a)

declare or pay any distributions on or make other distributions in respect of any of its shares or membership units; (b) split, combine or reclassify any of its shares or membership units or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, its shares or its membership units; (c) repurchase, redeem or otherwise acquire any shares or its membership units or any securities convertible into or exercisable for any shares of its shares or membership units; or (d) effect any reorganization or recapitalization;

(b)

issue, pledge, dispose of or encumber, deliver or sell, or authorize or propose the issuance, disposition, encumbrance, pledge, delivery or sale of, any shares of its shares or membership units of any class, or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

(c)

except to the extent required to comply with their respective obligations hereunder or required by law, to amend or propose to amend its organizational documents;

(d)

make any change in the company or the operations of the business;

(e)

make any capital expenditure or enter into any contract or commitment therefore, other than capital expenditures or commitments for capital expenditures incurred in the ordinary course of business;

(f)

enter into any contract, agreement, undertaking or commitment, except in the ordinary course of business;

(g)

enter into any contract for the purchase or lease of real property or any option to extend a lease;

(h)

sell, lease (as lessor), transfer or otherwise dispose of, or mortgage or pledge, or impose or suffer to be imposed any encumbrance on, any of the Assets, other than minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business;

(i)

cancel any debts owed to or claims held (including the settlement of any claims or litigation) other than in the ordinary course of business;

(j)

create, incur, assume, or guarantee or agree to create, incur, assume or guarantee, any indebtedness for borrowed money or enter into, any capitalized lease obligations;

(k)

delay or accelerate payment of any account payable or other liability of the business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business;

(l)

make, or agree to make, any payment of cash or distribution of assets to any affiliates;

(m)

establish, adopt or enter into any new employee benefit plans or agreements (including pension, profit sharing, bonus, incentive compensation, director and officer compensation, severance, medical, disability, life or other insurance plans, and employment agreements) or amend or modify any existing employee benefit plans, or extend coverage of the employee benefit plans, except for extensions of such plans in the ordinary course of business or and as required by applicable law;

(n)

except in the ordinary course of business or as required under the terms of any employment agreements validly existing on the date hereof, (a) increase the compensation payable or to become payable to any employees or independent contractors or otherwise amend any agreement with any employee or independent contract; or (b) take any action with respect to the grant of any severance or termination pay, stay bonus or other incentive arrangement (other than as required by applicable law or as required pursuant to employee benefit plans and policies in effect on the date of this Agreement), nor shall the party amend any such agreement, plan or policy;

(o)

issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of other persons;

(p)

make any loans, advances or capital contributions to, or investments in, any other person;

(q)

permit any insurance policy naming it as a beneficiary, owner or loss payable payee to be canceled or terminated, except in the ordinary course of business;

(r)

enter into any contract that, if such agreement or contract were in effect on the date hereof, would constitute a material contract;

(s)

make or revoke any election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or except as may be required by applicable law, make any change to any of its methods of accounting or methods of reporting income or deductions for tax purposes from those employed in the preparation of its tax return most recently filed prior to the date of this Agreement;

(t)

fail to duly and timely file or cause to be filed all tax returns required to be filed with any tax authority or fail to promptly pay or cause to be paid when due all taxes, including interest and penalties levied or assessed;

(u)

take any action that is reasonably likely to result in any of the conditions contemplated herein to not be satisfied;

(v)

make any adverse modification to any Warranty Right;

(w)

enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to its assets or business;

(x)

acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets material to such companies taken as a whole, except for the purchase of assets from suppliers or vendors in the ordinary course of business; or

Section 4.03

Purchaser’s Covenant. From and after the date of this Agreement and until the Closing Date, the Purchaser covenants and agrees that it shall use its best efforts to obtain all consents, approvals, and agreements required to carry out the transactions contemplated in this Agreement and to satisfy, or cause to be satisfied, the conditions specified herein.

Section 4.04

Closing Agreements.  At Closing, the Parties agree that the Purchaser or Goldland will enter into the following transactions or agreements (collectively, the “Collateral Agreements”):

(a)

Lease Agreement. The Purchaser and VOMBLOM & POMARE S.A. y/o CLAUDIA Cifuentes Robles, a company formed under the laws of Colombia (the “Lessee”), shall enter into a lease agreement relating to the Assets in the form attached hereto as Exhibit B;

(b)

Share Issuances.  Goldland shall issue post-split shares of common stock to the following individuals or entities:

Shareholder	No. of Shares
Paul Parliament	500,000
Lewis Georges	500,000
Christian Quilliam	5,000,000
New Vision Financial, Ltd.	2,000,000
Allan Breitkreuz	3,000,000
Bisell Investments, Inc. (Florida)	2,000,000
Denise Quilliam	4,000,000
Total	17,000,000

(c)

Consulting Agreements. Goldland enter into the following consulting agreements in the form attached hereto as Exhibit C:

Consultant	Compensation	Term	Bonus Shares

Julios Kosta	$250,000/year	5 years	6,808,046
Claudia Cifuentes Robles	$120,000/year	5 years	1,361,888
Jack Frydman	$250,000/year	5 years	6,808,046
Pascale Quilliam	$150,000/year	5 years	500,000
Richard Kaiser	$2,500/month	1 year	500,000
Pierre Quilliam	$250,000/year	5 years	0
Thomas C. Ridenour	$185,000/year	5 years	3,000,000
Q-Prompt, Inc.	None	5 years	1,000,000

(d)

Cancellation of Options.  Goldland shall enter into agreements to cancel all outstanding options held by the following persons for consideration of $100 payable to each such person:

Optionholder	Total Options
Pierre Quilliam	18,000,000
Denise Quilliam	13,250,000
Christian Quilliam	17,000,000
Thomas C. Ridenour	17,000,000
Allan Breitkreuz	17,000,000
Pascale Tutt	3,750,000

ARTICLE V. CONDITIONS TO CLOSING

Section 5.01

Conditions to Purchaser’s Obligations. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, in all material respects, on or before the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, by Purchaser for purposes of consummating such transactions, but without prejudice to any other right or remedy which Purchaser may have hereunder as a result of any misrepresentation by, or breach of, any agreement, covenant or warranty of Sellers contained in this Agreement.

(a)

Representations and Warranties. The representations and warranties of the Seller set forth in this Agreement shall be true and correct as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date.

(b)

Performance of Obligations of Sellers. Sellers shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement. All actions necessary by Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken.

(c)

Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

(d)

No Injunction. No litigation, law or order shall have been instituted, enacted, entered, threatened or proposed to enjoin, restrain, prohibit or obtain damages in respect of this Agreement or the consummation of the transactions contemplated thereby.

(e)

Certificate of Officers. The Seller shall have furnished to the Purchaser a certificate of Julios Kosta and Claudia Patricia Cifuentes Robles, dated as of the Closing Date, to the effect that the representations and warranties of the Seller in this Agreement are true and correct at and as of the Closing Date, and that the Seller has complied with all the agreements and has satisfied all the covenants on its part to be performed hereunder at or prior to the Closing Date.

(f)

No Material Adverse Change. There shall not have occurred since the Agreement Date any Material Adverse Change with respect to the Seller’s business or Assets, or any condition or event which threatens such a Material Adverse Change, and Seller shall have delivered to Purchaser a certificate dated as of the Closing Date certifying as to the foregoing statement.

(g)

Acceptance by the Purchaser. All actions, proceedings, instruments, opinions and documents required or contemplated by this Agreement shall have been approved by counsel for the Purchaser, which approval shall not be unreasonably withheld or delayed.

(h)

Instruments of Transfer. The Purchaser shall have received the following instruments of sale, assignment, transfer, and conveyance:

(i)

A bill of sale and assignment of the Assets and the Warranty Rights in a form acceptable to counsel for the Purchaser;

(ii)

Such other duly executed instruments of conveyance and transfer of the Assets as Purchaser may reasonably request prior to the Closing Date as are necessary to vest in the Purchaser all of the Seller’s right, title, and interest in and to the Assets.

(i)

Collateral Agreements.  All of the Collateral Agreements shall have been executed or consummated.

(j)

Reverse Split.  Goldland shall have effected a 1 for 10 reverse split of its Common Stock (the “Reverse Split”).

Section 5.02

Conditions to Seller’s Obligations. The obligation of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, in all material respects, on or before the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, by Seller for purposes of consummating such transactions, but without prejudice to any other right or remedy which Seller may have hereunder as a result of any misrepresentation by, or breach of, any agreement, covenant or warranty of the Purchaser contained in this Agreement.

(a)

Representations and Warranties. The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct as of the Agreement Date and as of the Closing Date as though made on and as of the Closing Date.

(b)

Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement. All actions necessary by Purchaser to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken.

(c)

Consents. All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made.

(d)

No Injunction. No litigation, law or order shall have been instituted, enacted, entered, threatened or proposed to enjoin, restrain, prohibit or obtain damages in respect of this Agreement or the consummation of the transactions contemplated thereby.

(e)

Certificate of Officers. The Purchaser shall have furnished to the Seller a certificate of Pierre Quilliam, dated as of the Closing Date, to the effect that the representations and warranties of the Purchaser in this Agreement are true and correct at and as of the Closing Date, and that the Purchaser has complied with all the agreements and has satisfied all the covenants on its part to be performed hereunder at or prior to the Closing Date.

(f)

Acceptance by the Seller. All actions, proceedings, instruments, opinions and documents required or contemplated by this Agreement shall have been approved by counsel for the Seller, which approval shall not be unreasonably withheld or delayed.

(g)

Collateral Agreements.  All of the Collateral Agreements shall have been executed or consummated.

(h)

Issuance of Shares. Certificates representing the Shares issued in the name of the Selling Shareholders shall have been delivered to the Selling Shareholders.

Section 5.03

Termination of Agreement; Damages.

(a)

In the event all conditions to Closing have not been satisfied or waived in writing by the Party that is the beneficiary of the condition within One Hundred and Twenty Two (122) days of the Agreement Date, or such later date that the Parties agree to in writing, then this Agreement shall terminate.

(b)

If the sale of the Assets contemplated in this Agreement is not consummated on account of a willful default by the Seller, then, in view of the difficulty of determining the Purchaser’s damages, the Parties agree that the Purchaser shall be entitled to the sum of $100,000.00 USD as full and complete liquidated damages, and not as a penalty, and no party shall have any further obligation or liability hereunder nor any other remedy at law or in equity.

(c)

If the sale of the Assets contemplated in this Agreement is not consummated on account of a willful default by the Purchaser, then, in view of the difficulty of determining the Seller’s damages, the Parties agree that the Seller shall be entitled to the sum of $100,000.00 USD as full and complete liquidated damages, and not as a penalty, and no party shall have any further obligation or liability hereunder nor any other remedy at law or in equity.

ARTICLE VI. INDEMNITIES

Section 6.01

Indemnity by the Seller and Selling Shareholders. The Seller and Selling Shareholders hereby agree to indemnify and to promptly defend and hold harmless, Purchaser and Purchaser’s officers, directors, shareholders, agents and affiliates (collectively, with the Purchaser, the “Purchaser Indemnified Parties”) from and against any and all claims, costs, expenses (including, without limitation, reasonable attorneys’ fees and court costs), judgments, actions, suits, proceedings, penalties, fines, damages, losses and liabilities of any kind or nature (collectively, “Losses”) incurred by any of them resulting from or arising out of any of the following:

(a)

any breach of any of the representations, warranties, covenants, or agreements made or to be performed by the Seller pursuant to this Agreement or

(b)

the assertion against a Purchaser Indemnified Party or the Assets of any liabilities of the Seller.

The Parties agree that the Seller’s and Selling Shareholders’ indemnification obligations pursuant to this Section 6.01 shall extend to any claim which is made in writing to the Seller or Selling Shareholders by a Purchaser Indemnified Party within two (2) years from the Closing Date. To the extent a claim is timely made by a Purchaser Indemnified Party, the Seller’s and Selling Shareholders’ indemnification obligation shall extend to all Losses relating to the claim and reasonable costs and expenses, including, but not limited to, attorney’s fees incurred in connection with the defense by the Purchaser Indemnified Party of the claim.

Section 6.02

Indemnity by the Purchaser. The Purchaser agrees to indemnify the Seller and the Seller’s officers, directors, shareholders, agents and affiliates (collectively, with theSeller, the “Seller Indemnified Parties”) from and against any and all Losses incurred by any of them resulting from or arising out of any breach of any of the representations, warranties, covenants or agreements made or to be performed by the Purchaser pursuant to this Agreement. The Parties agree that the Purchaser’s indemnification obligations pursuant to this Section 6.02 shall extend to any claim which is made in writing to the Purchaser by a Seller Indemnified Party within two (2) years from the Closing Date. To the extent a claim is timely made by a Seller Indemnified Party, the Purchaser’s indemnification obligation shall extend to all Losses relating to the claim and reasonable costs and expenses, including, but not limited to, attorney’s fees incurred in connection with the defense by the Seller Indemnified Party of the claim.

Section 6.03

Right to Defend. Each indemnified party will promptly notify each indemnifying party of any claim, action or proceeding for which indemnification will be sought pursuant to this Agreement, and the indemnifying party or parties will have the right at (his, her or their) expense to assume the defense thereof; provided, however, that an indemnified party shall have the right to participate at its own expense with respect to any such claim, action or proceeding and that no such claim, action or proceeding shall be settled without the prior written consent of the indemnified party unless the same shall be settled solely for money damages or other payments covered by the indemnity hereunder and the indemnified party is fully and unconditionally released from all liability with respect thereto.  In connection with any such defense, the parties agree to cooperate with each other and to provide each other with access to relevant books and records now or hereafter in their possession or control. Any delay or failure to notify the indemnifying party shall relieve the indemnifying party of its obligations to the indemnified party under this Article VI only to the extent that the indemnifying party is prejudiced by reason of such delay or failure.

Section 6.04

Exclusive Remedy. The indemnification provisions of this Article IV shall be the exclusive remedy following the Agreement Date of any breaches or alleged breaches of any representation, warranty, covenant or agreement contained herein or for any loss relating to or arising out of this Agreement.  Each of the Parties hereto, on behalf of itself and its officers, directors, employees, shareholders, partners, affiliates, agents or representatives (collectively, such party’s “Representatives”), agrees not to bring any actions or proceedings, at law, equity or otherwise, against any other party or its Representatives, in respect of any breaches or alleged breaches of any representation, warranty representation, warranty, covenant or agreement contained herein or for any Loss relating to or arising out of this Agreement, except pursuant to the express provisions of this Article VI.

Section 6.05

Taxes and Insurance. The amount of the Losses suffered by an indemnified party for which indemnification is provided hereunder shall be net of any insurance payment or other recovery which the indemnified party or its Representatives realize in respect of or as a result of or the facts or circumstances relating thereto. If, after the Closing Date, either party hereto suffers Losses for which it is indemnified hereunder by the other party, such indemnified party shall promptly seek the maximum recovery or other benefit available to it under any applicable insurance policy. An indemnified party shall furnish to the indemnifying party, on demand, a certificate of its chief financial officer verifying the amount of any such insurance recovery or other benefit. If any Losses for which indemnification is provided hereunder is reduced by any such insurance payment or other recovery from a third party following an indemnification payment hereunder, the amount of such reduction shall be remitted to the indemnifying party.

ARTICLE VII. MISCELLANEOUS

Section 7.01

Survival of Representations and Warranties. Except as otherwise provided herein, all representations and warranties made herein or in any document or instrument referred to herein or executed and delivered pursuant hereto are material, have been relied upon by Seller and Purchaser, shall survive the consummation of the transactions described herein, and shall not merge in the performance of any obligation by any party hereto. Any claim for indemnification hereunder must be made by giving written notice of such claim to the party from whom indemnification is sought not later than two (2) years after the Closing Date.

Section 7.02

Fees and Expenses of the Parties.   The Seller and the Purchaser shall each pay their own respective fees and other expenses, including the expenses of their accountants and attorneys, in connection with the negotiation, execution and performance of this Agreement.  The Seller shall pay the cost of recording any transfer of title of the Assets to the Purchaser.

Section 7.03

Entire Agreement. This Agreement and all exhibits and documents referenced herein supersede all prior discussions and agreements between Seller and Purchaser concerning the transactions contemplated herein and all other matters contained herein and constitutes the sole and entire agreement between Seller and Purchaser with respect hereto, including the Original Agreement. This Agreement may not be modified or amended unless such amendment is set forth in writing and signed by Seller and Purchaser.

Section 7.04

No Waivers.  No failure or delay on the part of any party in exercising any right, power, privilege or remedy arising hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, privilege or remedy preclude any other or future exercise thereof or the exercise of any other right, power, privilege or remedy.  No notice to or demand on any party in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

Section 7.05

Modifications.  No modification, amendment or waiver of any provision of this Agreement, nor any consent to any departure by any party from the terms hereof, shall be effective unless the same be in writing and signed by all parties hereto.

Section 7.06

Headings; Interpretation.  Section headings have been inserted in this Agreement as a matter of convenience and for reference only and it is agreed that such section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.  Whenever used herein, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

Section 7.07

Attorney’s Fees.  In the event any party hereto initiates legal action in connection with this Agreement, then the party which prevails in such action shall be entitled to recover, in addition to all other remedies and damages, reasonable attorney’s fees and costs of court incurred in such legal action.

Section 7.08

Successors and Assigns. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective heirs, legal representatives, successors and assigns, to the same extent as if specified at length throughout this Agreement.

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Section 7.09

Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instrument.

Section 7.10

Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance, remediation and enforcement (including, without limitation, provisions concerning limitations of actions) shall be governed by and construed in accordance with the domestic laws of the State of Florida, notwithstanding any choice-of-laws doctrines of such jurisdiction or any other jurisdiction which ordinarily would cause the substantive law of another jurisdiction to apply, without the aid of any canon, custom or rule of law requiring construction against the draftsman.

Section 7.11

Venue. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the Parties in the courts of the state of Florida, or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the Western District of Florida, and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

IN WITNESS WHEREOF the parties have executed this Agreement under seal as of the Agreement Date.

Purchaser: UNIVERSAL ENTERTAINMENT SAS, INC., a Florida corporation ____________________________ By: Pierre Quilliam Its: Chief Executive Officer	Seller: UNIVERSAL ENTERTAINMENT SAS, INC., a Colombian corporation ____________________________ By: Julios Kosta Its: manager

Selling Shareholders: GAME TOUCH, LLC ____________________________ By: Julios Kosta Its: Chief Executive Officer ____________________________ Claudia Cifuentes Robles

1

The OFAC list may be accessed on the web at http://www.treas.gov/ofac.

2

Senior foreign political figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation.  In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.  The immediate family of a senior foreign political figure typically includes the political figure’s parents, siblings, spouse, children and in-laws.  A close associate of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

3

Foreign shell bank means a foreign bank without a physical presence in any country, but does not include a regulated affiliate.  A post office box or electronic address would not be considered a physical presence.  A regulated affiliate means a foreign shell bank that: (1) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank.

EXHIBIT A

LIST OF ASSETS

EXHIBIT B

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) dated the ___th day of __________, 2013, to be effective as of September 19, 2013 (“Effective Date”), by and between UNIVERSAL ENTERTAINMENT SAS, INC., a Florida corporation (hereinafter called “Lessor”), and VOMBLOM & POMARE S.A. y/o Claudia Cifuentes Robles, a company formed under the laws of Colombia (hereinafter called “Lessee”).  The Lessor and Lessee may be referred to collectively as the “Parties” or individually as a “Party”.

1.

Equipment. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, on the terms and conditions as specified in this document, the equipment described in Schedule A attached hereto (“Equipment”).

2.

Term.  The term of this Lease shall commence on the Effective Date and shall terminate five (5) years thereafter (the “Original Term”).

3.

Renewal Term.  This Lease may be extended for a one additional five (5) year period (the “Renewal Term” and with the Original Term, the “Term”) at the end of the Original Term, unless a Party has notified the other Party in writing at least ninety (90) days prior to expiration of the Original Term that it elects not to renew this Lease for the Renewal Term.

4.

Location of Equipment.  As of the Effective Date, the Equipment is located and installed at the Lessee’s place of business located at Kra #710 Port Arthur, San Andres Isla (the “Lessee’s Premises”).  Lessee shall not move the Equipment to other premises without the prior written consent of the Lessor.  In the event the Lessee desires to move the Equipment to other premises the Lessee shall contact Lessor, which will either provide its consent or will send trained personnel to effect the move, the cost of which shall be borne entirely by the Lessee. Any other premises to which the Equipment is moved after the Commencement Date shall be considered “Lessee’s Premises” from and after the effective date of the move.

5.

Condition and Maintenance of Lessee’s Premises. The Lessee shall keep said Lessee’s Premises clean and in safe condition for invitees or licensees in said premises and will be responsible for keeping the area housing the Equipment in a tidy condition.  The Lessee shall be responsible for providing all utility hookups necessary to operate the Equipment to the specifications of the manufacturers of the Equipment, including as necessary gas, heat, electricity, water, and sewer, weekly trash removal, telephone, internet, or other communication systems and services.  Furthermore, the Lessee shall maintain the areas housing the Equipment at such temperature ranges as are specified by the manufacturers thereof.

6.

Entry and Inspection. Upon one hour notice given to the Lessee by the Lessor, the Lessee shall permit the Lessor and its agents to enter the Lessee’s Premises at reasonable times to inspect the Equipment.

7.

Lease Payments.  During the Original Term or the Renewal Term, if applicable, the Lessee agrees to pay the Lessor lease payments equal to $700,000 per year, payable in twelve monthly installments of $58,333.33 on the first day of each calendar month, provided that on the date of execution of this Lease the Lessee shall make a one-time payment equal to all lease payments which have accrued from the Effective Date to the date of execution of this Lease.

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8.

Reporting Obligations of Lessee.  During the Original Term or the Renewal Term, if applicable, the Lessee agrees to provide the Lessor with a daily report of the net revenues of the Lessee’s operations.  The Lessee agrees to allow the Lessor’s agent to audit the operations of the Lessee’s business on a monthly basis.  Lessor’s initial agent for auditing Lessee’s operations shall be MTS. Lessor shall pay the auditor $1,500 per month to audit Lessee’s operations, and Lessee shall pay any audit costs in excess of the amount payable by the Lessor. Furthermore, the Lessee agrees to provide the Lessor with an office in the Lessee’s Premises at no charge to Lessor.

9.

Late Payment.  In the event any payment required to be made under the terms of this Lease is more than ten (10) days past its due date, the Lessee shall pay to the Lessor a one-time late fee in the amount of five percent (5%) of the amount of the delinquent payment.  In addition, the Lessee shall be responsible for interest on any late payment at the rate of 1.5% per month until the late payment is actually received by the Lessor.

10.

Encumbrances; Taxes.  The Lessee shall keep the Equipment free and clear of all levies, liens and encumbrances. The Lessee, or the Lessor at the Lessee's expense, shall report, pay and discharge when due all license and registration fees, assessments, sales, use and property taxes, gross receipts, taxes arising out of receipts from use or operation of the Equipment, and other taxes, fees and governmental charges similar or dissimilar to the foregoing, together with any penalties or interest thereon, imposed by any state, federal or local government or any agency, or department thereof, upon the Equipment or the purchase, use, operation or leasing of the Equipment or otherwise in any manner with respect thereto and whether or not the same shall be assessed against or in the name of the Lessor or the Lessee. However, the Lessee shall not be required to pay or discharge any such tax or assessment so long as it shall, in good faith and by appropriate legal proceedings, contest the validity thereof in any reasonable manner which will not affect or endanger the title and interest of the Lessor to the Equipment; provided, the Lessee shall reimburse the Lessor for any damages or expenses resulting from such failure to pay or discharge.

11.

Lessor's Payment.  In case of failure of the Lessee to procure or maintain insurance or to pay fees, assessments, charges and taxes, all as specified in this Lease, the Lessor shall have the right, but shall not be obligated, to effect such insurance, or pay said fees, assignments, charges and taxes, as the case may be. In that event, the cost thereof shall be repayable to the Lessor with the next Lease Payment, and failure to repay the same shall carry with it the same consequences as a failure to pay any Lease Payment.

12.

Manner of Payment.  All payments due by Lessee to Lessor under this Lease shall be made via ACH Deposit with the following instructions:

Account Holder: Universal Entertainment SAS, Inc.

Bank: Bank of America

Routing: 026009593

Account: 229044375077

Credit to: Universal Entertainment SAS, Inc.

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13.

Repairs and Maintenance.  The Lessee shall be responsible for all costs to keep the Equipment in good repair, condition and working order and shall furnish any and all parts, mechanisms and devices required to keep the Equipment in good mechanical working order.

14.

Loss and Damage. Lessee hereby assumes and shall bear the entire risk of loss and damage to the Equipment from any and every cause whatsoever. No loss or damage to the Equipment or any part thereof shall impair any obligation of the Lessee under this Lease which shall continue in full force and effect through the term of the Lease.  In the event of loss or damage of any kind whatever to the Equipment, the Lessee shall, at the Lessor's option:

(a)

Place the same in good repair, condition and working order; or

(b)

Replace the same with like equipment in good repair, condition and working order; or

(c)

Pay to Lessor the replacement cost of the Equipment.

15.

Surrender.  Upon the expiration or earlier termination of this Lease, the Lessee shall allow the Lessor to remove the Equipment from the Lessee’s Premises, the cost of which shall be borne by the Lessee.  The Lessor shall not be responsible for any damage to the Lessee’s Premises caused by or resulting from the removal of the Equipment.

16.

Insurance.  The Lessee shall procure and continuously maintain and pay for:

(a)

All risk insurance against loss of and damage to the Equipment for not less than the full replacement value of the Equipment, naming the Lessor as loss payee, and;

(b)

Combined public liability and property damage insurance with limits as approved by the Lessor, naming the Lessor as additionally named insured and a loss payee.

The insurance shall be in such form and with such company or companies as shall be reasonably acceptable to the Lessor, shall provide at least thirty (30) days advance written notice to the Lessor of any cancellation, change or modification, and shall provide primary coverage for the protection of the Lessee and the Lessor without regard to any other coverage carried by the Lessee or the Lessor protecting against similar risks.  The Lessee shall provide the Lessor with an original policy or certificate evidencing such insurance.  The Lessee hereby appoints the Lessor as the Lessee's attorney in fact with power and authority to do all things, including, but not limited to, making claims, receiving payments and endorsing documents, checks or drafts necessary or advisable to secure payments due under any policy of insurance required under this Lease.

17.

Indemnity.  The Lessee shall indemnify Lessor against, and hold Lessor harmless from, any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including reasonable attorney's fees and costs, arising out of, connected with, or resulting from the Lessee's use of the Equipment, including without limitation the selection, delivery, possession, use, operation, or return of the Equipment.

18.

Disclaimer of Warranties and Waiver of Defenses.  THE LESSOR IS NOT THE MANUFACTURER OF THE EQUIPMENT, AND MAKES NO WARRANTY, EXPRESSED OR IMPLIED, REGARDING THE FITNESS, MERCHANTABILITY, DESIGN, CONDITION, CAPACITY, PERFORMANCE OR ANY OTHER ASPECT OF THE EQUIPMENT OR ITS MATERIAL OR WORKMANSHIP.  The Lessor further disclaims any liability for loss, damage, or injury to the Lessee or third parties as a result of any defects, latent or otherwise, in the Equipment whether arising from the Lessor’s negligence or application of the laws of strict liability. As to the Lessor, the Lessee leases the equipment “AS IS” on an all faults basis.  The Lessor hereby assigns to the Lessee, all of the rights which the Lessor may have against a supplier and a supplier’s vendor for the breach of warranty or other representations respecting the Equipment.

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19.

Default. Each of the following is a default (“Default”) under this Lease: (i) Lessee fails to pay any Lease Payment or any other payment within ten (10) days of its due date; (ii) Lessee attempts to or abandons, removes, sells, encumbers or sublets any item of Equipment; (iii) Lessee does not perform any of Lessee’s other obligations under this Lease or in any other agreement with Lessor and such failure continues unremedied for ten (10) business days after written notice sent by Lessor; (iv) any information provided by the Lessee to the Lessor proves to be false or inaccurate; (v) Lessee becomes insolvent, dissolves, or assigns its assets for the benefit of creditors, or a trustee or receiver is appointed for Lessee or guarantor or for a substantial part of their assets or enters any bankruptcy or reorganization proceeding; (vi) Lessee suffers a material adverse change in its financial condition or operations; (vii) Lessee defaults under any other agreement with Lessor or any of its affiliates; (viii) Lessee sells or transfers any interest which would result in a change in a majority ownership of the Lessee or sells all or substantially all its assets and property; or (ix) Lessee merges or combines with another entity without the consent of the Lessor.

20.

Remedies.  If a Default occurs, the Lessor may do one or more of the following:

(a)

declare the entire amount of Lease Payments due hereunder through the remaining of this Lease immediately due and payable without notice or demand to Lessee, each discounted from its respective due date at a discount rate of 4% per annum;

(b)

sue for and recover all Rents, and other payments, then accrued or thereafter accruing as they come due;

(c)

take possession of the Equipment, without demand or notice, wherever same may be located, without any court order or other process of law;

(d)

terminate this Lease; or

(e)

pursue any other remedy at law or in equity.

Notwithstanding any repossession or any other action which the Lessor may take, the Lessee shall be and remain liable for the full performance of all obligations on the part of the Lessee to be performed under this Lease. All of the Lessor's remedies are cumulative, and may be exercised concurrently or separately.  Lessee agrees to pay all of the Lessor’s costs of enforcing the Lessor’s rights against the Lessee, repossess the Equipment without court order including reasonable legal fees and the Lessee will not make any claims against the Lessor for damages or trespass or any other reason.  The Lessor may exercise any other right or remedy available at law or in equity and no remedy referred to in this Lease is intended to be exclusive, but each shall be in addition to any other remedy referred to or otherwise available to the Lessor. If the Lessor takes possession of the Equipment, the Lessor may sell, re-lease or otherwise dispose of it with or without notice, at a public or private sale, and apply the net proceeds (after deducting all costs related to the sale or disposition of the Equipment) to the amounts that the Lessee owes the Lessor. The Lessee agrees that if notice of sale is required by law to be given, ten (10) business days’ notice shall constitute reasonable notice. The Lessee will remain responsible for any amounts that are due after the Lessor has applied such net proceeds.

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21.

Non-waiver of default. No party shall be deemed to have waived any right or remedy under or with respect to this Lease unless such waiver is expressed in a writing signed by such party.  No waiver of any right or remedy under or with respect to this Lease by a party on any occasion or in any circumstance shall be deemed to be a waiver of any other right or remedy on that occasion or in that circumstance nor a waiver of the same or of any other right or remedy on any other occasion or in any other circumstance. The subsequent acceptance of a Lease Payment hereunder by the Lessor shall not be deemed a waiver of any preceding breach of any obligation hereunder by the Lessee other than the failure to pay the particular Lease Payment so accepted, and the waiver of any breach of any covenant or condition by the Lessor shall not constitute a waiver of any other breach regardless of knowledge thereof.

22.

Bankruptcy.  Neither this Lease nor any interest therein is assignable or transferable by operation of law. If any proceeding under the United States Bankruptcy Code, as amended, is commenced by or against the Lessee, or if the Lessee is adjudged insolvent, or if Lessee makes any assignment for the benefit of his creditors, or if a writ of attachment or execution is levied on the Equipment and is not released or satisfied within ten (10) days thereafter, or if a receiver is appointed in any proceeding or action to which the Lessee is a party with authority to take possession or control of the Equipment, Lessor shall have and may exercise any one or more of the remedies set forth in Paragraph 20 hereof; and this Lease shall, at the option of the Lessor, without notice, immediately terminate and shall not be treated as an asset of the Lessee after the exercise of said option.

23.

Ownership.  The Equipment is, and shall at all times be and remain, the sole and exclusive property of the Lessor; and the Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease. Unless granted under this Lease, the Lessee has no right to purchase or otherwise acquire title to or ownership of any of the Equipment or property of this Lease no matter that the Equipment or any part thereof may now be, or hereafter become, attached or affixed to any real property or any improvements thereon.

24.

Additional Documents.  If the Lessor shall so request, the Lessee shall execute and deliver to Lessor such documents as the Lessor shall deem necessary or desirable for purposes of recording or filing to protect the interest of the Lessor in the Equipment.

25.

Notices.  Service of all notices under this Agreement shall be sufficient if given personally, mailed certified, return receipt requested, postage prepaid, or sent by overnight delivery, signature required, at the address hereinafter set forth, or to such address as such party may provide in writing from time to time.

If to the Lessor:

Universal Entertainment SAS, Inc.

1001 3rd Ave. W., Suite#430

Bradenton, FL 34209

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If to the Lessee:

VOMBLOM & POMARE y/o Claudia Cifuentes Robles

KRA, 5a #4-710

Port Arthur, San Andres Isla,

Colombia

26.

Relationship of Parties. It is understood and agreed that the relationship of the parties hereto is strictly that of lessor and lessee and that this Lease shall not be construed as a joint venture or partnership. The parties hereto are not and shall not be deemed to be agents or representatives of each other.

27.

Assignment; Successors.  The Lessee shall not assign this Lease or its interest in the Equipment without the prior written consent of the Lessor nor allow any security interest to encumber the Equipment which ranks equal to or superior to that of the Lessor under this Lease. The Lessor may, without notifying the Lessee, sell, assign, grant a security interest in or transfer this Lease or its rights in the Equipment.  The Lessee agrees that the new owner or secured party, as the case may be, will have the same rights and benefits that the Lessor has now under this Lease, and if requested the Lessee shall make all payments to the new owner or secured party, as the case may be. The rights of the new owner will not be subject to any claim, defense or set-off that the Lessee may have against the Lessor. All the terms, covenants, and conditions hereunder shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties.

28.

Severability.  If any provision in this Lease is held to be invalid or unenforceable on any occasion or in any circumstance, such holding shall not be deemed to render the provision invalid or unenforceable on any other occasion or in any other circumstance nor to render any other provision hereof invalid or unenforceable, and to that extent the provisions of this Lease are severable; provided, however, that this provision shall not preclude a court of competent jurisdiction from refusing so to sever any provision if severance would be inequitable to one or more of the parties.

29.

Entire Agreement; Amendments. This Lease and each of the schedules annexed hereto, each of which is made a part hereof by this reference, constitute the entire understanding and agreement of the Parties with the subject matter hereof, and they shall not be bound by any terms, conditions, statements, or representations, oral or written, not contained in this Lease.  This Lease may only be amended or changed in a writing signed by both Parties.  Any prior understandings and agreements between the Parties are merged herein, except only as herein otherwise expressly stated.

30.

Miscellaneous.

(a)

The paragraph headings in this Lease are for convenience only and shall not in any wise limit or be deemed to construe or interpret the terms and provisions hereof.

(b)

Time is of the essence of this Lease and of all provisions hereof.

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(c)

This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

(d)

This Lease Agreement may be executed in one or more counterparts, each of which shall be considered an original.

IN WITNESS HEREOF, the Lessor and the Lessor each execute this Lease as of the Effective Date set forth above.

Lessor:

UNIVERSAL ENTERTAINMENT SAS, INC., a Florida corporation

By:
Name:	Pierre Quilliam
Title:	Chief Executive Officer

Lessee: VOMBLOM & POMARE, y/o Claudia Cifuentes Robles, a Colombia Corporation

By:
Name:	Claudia Cifuentes Robles
Title:

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EXHIBIT A

TO LEASE AGREEMENT

LIST OF EQUIPMENT

EXHIBIT C

FORM OF CONSULTING AGREEMENT

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made as of the 1st day of ___________, 2013, by and among GoldLand Holdings, Co. a Delaware corporation, having its principal place of business at 1001 3rd. Ave. W., Suite#430, Bradenton FL 34205 (“Company”), and _______________________ (“Consultant”) and is made in light of the following recitals which are a material part hereof.

RECITALS:

A) Consultant is a _________________.

B) Consultant has knowledge and experience to provide such information, evaluation, analysis, as the Company believes can assist it in furthering execution of its business model.

C) The Company desires to retain the services of the Consultant for those consulting services regarding its electronic and personal exposure plan and general exposure to the market place as set forth in that confidential schedule of services and deliverables attached hereto as Schedule "A" which services are incorporated herein by reference and referred to herein as the “Consultant Services”

D) Consultant desires to provide the Consultant Services to and consult with the Board of Directors, the officers of the Company, and the administrative staff, and to undertake for the Company, consultations and recommendations in conformity with such Consultant upon the terms and conditions provided herein including but not limited to the compensation promised herein.

NOW THEREFORE, for and in consideration of good and valuable consideration, in hand paid, including, but not limited to the mutual promises set forth herein, the receipt and sufficiency of which is acknowledged by each party hereto, the parties hereby agree as follows:

1.

Recitals Govern.  The parties desire to enter into this agreement for purposes of carrying out the above recitals and intentions set forth above and this Agreement shall be construed in light thereof.

2.

Stock only for Services.  The parties desire to memorialize their agreement to adhere to Securities Act Release No. 33-7646, dated February 26, 1999 regarding registration of securities on Form 144 Rule 4.2 Section 4(2), incorporated herein by reference.  No duty, obligation, engagement or other thing imposed on either the Company or the Consultant hereunder shall be construed to impose any duty, obligation or other engagement in violation of the letter or spirit of said release.

3.

Consulting Services. The Consultant agrees to provide the Consultant Services to the Company during the “Term” (as hereinafter defined). Consultant agrees to provide such information, evaluation and analysis, in accordance with the Consultant Services as will assist in maximizing the effectiveness of Client’s business model both relative to its business model and to its present and contemplated capital structure.  The Consultant shall personally provide the Consultant Services and the Company understands that the nature of the services to be provided are part time and that the Consultant will be engaged in other business and consulting activities during the term of this Agreement.

1

3. a

Conflicts.  The Company waives any claim of conflict and acknowledges that Consultant has owned and continues to own and has consulted with and continues to consult with interests in competitive businesses which might compete but for location.

3. b

Confidential Information. The consultant agrees that any information received by the consultant during any furtherance of the consultant’s obligations in accordance with this contract, which concerns the personal, financial or other affairs of the company will be treated by the consultant in full confidence and will not be revealed to any other persons, firms or organizations. In connection herewith, Consultant and the Company have entered into that Confidentiality Agreement in the form attached hereto as Schedule B.

3. c

Role of Consultant.  Consultant shall be available to consult with the Board of Directors, the officers of the Company, and the heads of the administrative staff, at reasonable times, concerning matters pertaining to the financial organization of the  related matters, the selection and retaining of  institutional financial organizations, the relationship of the Company with those organizations. Consultant shall not represent the Company, its Board of Directors, its officers or any other members of the Company in any transactions or communications nor shall Consultant make claim to do so.

3. d

Liability.  With regard to the services to be performed by the Consultant pursuant to this Agreement, the Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Company, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys’ fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

4.

Term. The term of this Agreement shall commence as of the date hereof and shall continue for a period of, ________, from that date, unless sooner terminated as provided herein.  It is understood that this Agreement shall not automatically renew and no obligations to renew are implied notwithstanding continued efforts to fulfill terms and conditions incomplete as of the termination of this Agreement. This Agreement and the duties and obligations of the Consultant may be terminated by either party giving thirty (30) days’ prior written notice to the other but the compensation and any previously incurred and approved expenses shall be deemed earned by and due to Consultant.

5.

Compensation.  In consideration of the execution of the Agreement, and the performance of his obligations hereunder, and in lieu of cash compensation on an hourly basis, the Consultant shall receive a fee of ______________ Thousands ($____________) USD, payable in new common Restricted shares of GoldLand Holdings Co. (hereinafter, the “Shares”). As per agreement between the Company and _____________ the shares will be issued at the end of each trimester based on the then closing price of the stock as posted on the trading board used by the Company.

6.

Expenses. The Company shall pay or reimburse the Consultant for all reasonable travel, business and miscellaneous expenses incurred by the Consultant in performing its duties under this Agreement, subject to prior approval.

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7.

Control as to Time and Place and Manner where Services Will Be Rendered.  It is anticipated the Consultant will spend up to ________ hours per week in fulfilling its obligations under this Agreement.  The particular amount of time may vary from day to day or week to week.  The Consultant shall not be entitled to any additional compensation except where the Consultant performs more than _____0 hours, subject to the prior written approval of the Company. If additional work is approved, the Consultant will submit an itemized statement setting forth the time spent and services rendered, and the Company will pay the Consultant the amounts due as indicated by statements submitted by the Consultant within thirty (30) days of receipt. Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of its duties under this Agreement. The Consultant will perform most services in accordance with this Agreement at a location and at times chosen in Consultant’s discretion. The Company may from time to time request that the Consultant arrange for the services of others but Consultant shall choose and contract with same. All costs to the Consultant for those services will be paid by the Company but in no event shall the Consultant employ others without the prior authorization of the Company. Accordingly, the Consultant shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the Consultant’s activities in accordance with this Agreement, including by way of illustration but not limitation, Federal and state income tax, Social Security tax, unemployment insurance taxes, and any other taxes or business license fee as required. Except as otherwise may be agreed, the Consultant shall at all times be in an independent contractor, rather than a co-venture, agent, employee or representative of the Company.

8.

Representations and Warranties.  The Company represents and warrants that (I) the shares being issued and/or sold pursuant to option are authorized to be issued by the Company; (ii) The Company has full right, power, and corporate authority to execute and enter into this Agreement, and to execute all underlying documents and to bind such entity to the terms and obligations hereto and to the underlying documents and to deliver the interests and consideration conveyed thereby, same being authorized by power and authority vested in the party signing on behalf of the Company; (iii) the Company has and will have full right, power, and authority to sell, transfer, and deliver the shares being issued and/or sold pursuant to option; (iv) the Company has no knowledge of any adverse claims affecting the subject shares and there are no notations of any adverse claims marked on the certificates for same; and (v) upon receipt, Consultant or his nominee will acquire the shares being issued and/or sold pursuant to option, free and clear of any security interests, mortgage, adverse claims, liens, or encumbrances of any nature or description whatsoever, subject only to matters pertaining to the sale of securities generally including but not limited to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any state statute, rule, or regulation relating to the sale of securities (collectively, “Securities Laws”).  In the event that Consultant accepts shares not yet subject to a valid registration statement, Consultant represents and warrants to the Company that he will acquire same for investment and not with a view to the sale or other distribution thereof and will not at any time sell, exchange, transfer, or otherwise dispose of same under circumstances that would constitute a violation of Securities Laws.  Each party acknowledges the creation, modification and/or transfer of securities and represents and warrants to all others that it has reviewed the transaction with counsel and that no registration or representations are required and that all rights of recourse or rescission resulting from such transfer, to the extent permitted by law, are waived and each party represents and warrants to all others that no marketing of securities to the public has occurred. Each of the warranties, representations, and covenants contained in this Agreement by any party thereto shall be continuous and shall survive the delivery of Consultant Services, the Compensation and the termination of this Agreement.

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9.

Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose and the resolution of any other claim hereunder, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Manatee County, State of Florida.  In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

10.

Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or delivered by Facsimile or delivered personally to the address written above or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given when mailed.

11.

Binding Effect, Assignment and Succession.  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of his, her or its respective heirs, personal representatives, successors, and assigns, whether so expressed or not. Except for assignment of the options as provided above, no party to this Agreement may, however, assign his rights hereunder or delegate his obligations hereunder to any other person or entity without the express prior written consent of the other parties hereto.

12.

Entire Agreement and Interpretation.  This Agreement, including any exhibits and schedules hereto, constitutes and contains the entire agreement of the Company and the Consultant with respect to the provision of Consultant Services and Compensation and supersedes any prior agreement by the parties, whether written or oral. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. The waiver of a breach of any term or condition of this Agreement must be in writing and signed by the party sought to be charged with such waiver, and such waiver shall not be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this agreement.  This Agreement shall be construed in accordance with and governed by the laws of the State of Florida without regard to its rules and laws regarding conflicts of laws and each of the parties hereto irrevocably submit to the exclusive jurisdiction of any Florida or United States Federal court sitting in Manatee County, Florida over any action or proceeding arising out of or relating to this Agreement.  The parties hereto further waive any objection to venue in the Manatee County and any objection to an action or proceeding in the same on the basis of forum non conveniens.

13.

Miscellaneous.  The section headings contained in this Agreement are inserted as a matter of convenience and shall not be considered in interpreting or construing this Agreement.  This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.  Time is of the essence of this Agreement and the obligations of the parties hereto.

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IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the day and year first written above.

Company:

Consultant:

GoldLand Holdings Co

______________

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SCHEDULE "A" TO CONSULTING AGREEMENT

1)

Schedule of Services and Deliverables

Consultant shall provide the following Strategic Services:

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SCHEDULE   "B"   TO CONSULTING AGREEMENT

Confidentiality Agreement

This Confidentiality Agreement (hereafter this “Agreement”), made this 1st day of 1st day of ___________, 2013, by and among GoldLand Holdings, Co. a Delaware corporation, having its principal place of business at 1001 3rd. Ave. W., Suite#430, Bradenton FL 34205 (“Company”), and _____________________ (“Consultant”) Given that the Company and Consultant each desire to make certain confidential information concerning the Company, its technology, its investments, its processes, its marketing strategies, its capitalization and finances and its business as well as similar confidential information lawfully possessed by the Consultant (collectively, the “Information”) for purposes agreed to be legitimate and the Company and Consultant each agree to hold such Information confidential pursuant to the terms of this Agreement, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which is acknowledged and with the intent to be legally bound hereby, the Company and the Consultant agree as follows:

1.

The Information includes, but is not limited to, (i) all information on the Company, (ii) any and all data and information given or made available to the Consultant by the Company for evaluation purposes, whether written or in machine-readable form, (iii) any and all of the Company’s and Consultant’s notes, work papers, investigations, studies, computer printouts, and any other work product including electronic data files, regardless of nature containing any such data and information and (iv) all copies of any of the foregoing.

 2.

The Consultant and Company each understand that the Information is proprietary to the Company and Consultant and each agrees to hold the Information given by the other strictly confidential.  The Company and Consultant each agree that the Information shall be used only by the Company and Consultant and only for the purpose of reviewing and evaluating the activities of the Company, and shall not be used for any other purpose or be disclosed to any third party.  Neither the Company nor Consultant shall have the right to make copies or hold copies or documents except for reports and notes which have been generated by them, which reports and notes shall be retained for their exclusive use and shall remain confidential.

3.

It is understood that this Confidentiality Agreement shall not apply to any information otherwise covered herein (i) which is known to either the Company or the Consultant prior to the date of the Confidentiality Agreement, (ii) which is disclosed to the Consultant or the Company by a third party who has not directly or indirectly received such Information in violation of an agreement with party from whom it was received or (iii) which is generally known within the industry.

4.

The Company and the Consultant each agree to be fully responsible and liable to the other for any and all damages caused by reason of disclosure of Information in violation of this Confidentiality Agreement by the receiving party or any of its assigns or successors.

5.

This Confidentiality Agreement shall be governed by and construed in accordance with the laws of Florida and shall be enforceable solely by and be for the sole benefit of the Consultant and Company, their successors and assigns.

In witness whereof, the Company and the Consultant have executed this Agreement as of the date above.

Company:

Consultant:

GoldLand Holdings Co

_______________

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